608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300  Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V-PPI)

Passport Potash Issues Shareholder Letter

VANCOUVER, BRITISH COLUMBIA-- TNW-ACCESSWIRE - April 23, 2014 - Passport Potash, Inc. ("Passport" or the "Company") (TSX.V: PPI)(OTCQX: PPRTF) issues the following to its shareholders:

Dear Fellow Shareholders,

At the beginning of this new fiscal year we thought it would be helpful to look back over an eventful year, and look forward to what is in store for Passport Potash. We guess we would be masters of understatement if we were to say it's been a rough nine months for potash companies. There is no getting around it, times have been tough. Recent news seems to signal that we have turned a corner, and that brighter times are ahead. We are heartened that the potash industry seems poised for a comeback. We think this is particularly true for North American potash projects. Information compiled and published by PotashCorp and Agrium highlight some of the positive indicators for the North American markets, including:

  North American potash sales rose 50% last month from March 2013 to 993,000 tonnes;

  North American first quarter 2014 sales of 2.82 million tonnes is up 48% year-on-year and the highest for a January-to-March period since 2010;

  North American inventories have been reduced to 2.87 million tonnes, which represents the largest decrease since October 2011.

Another encouraging sign is the improvement in potash pricing. In a report published on April 1, Cantor Fitzgerald noted that "data points have shown potash prices firming up in key markets YTD - Brazil transacting at $340 from $310 in January and aiming for $360 in April, S.E. Asia moving up from $280 at year-end to $350 for April and a $20 price increase in the U.S. to $370.″

In 2013 mining giant BHP Billiton announced to its shareholders that potash would be added as a fifth pillar of its operations. CEO Andrew Mackenzie noted that potash was expected to grow by 2% to 3% per year until 2030 fueled by rising populations and greater economic prosperity which will change patterns of food consumption, and requiring higher yield from increasingly constrained arable land. This announcement followed BHP's failed, unsolicited $38.6 billion offer to acquire PotashCorp in 2010. While BHP's bid was rejected, it generated a huge of amount of interest in potash. In an article published in the Globe and Mail last week the author noted that there was intense speculation in the fertilizer industry that BHP may take another run to acquire PotashCorp. Based on what happened with potash stocks in 2010, it will be interesting to see what positive effects this may have on the industry. We will follow that story closely.

A positive sign that things are looking up for Passport was the Company's announcement last week that it had secured a strategic investment from Concept Capital Management to develop Passport's holdings on the east side of the Holbrook Basin. The east side development work is strategically important to helping the Company solidify its ownership interest on its properties.

Passport has approached the past nine months the way we have always approached difficult problems, with patience and tenacity. Reflecting back on our Company's history, things have never been easy. Back in 2008 when we began developing the Holbrook Basin potash project, the Arizona State Land Department (the "ASLD") refused to issue any exploration permits, so we took the fight to them and lobbied for the right to drill, from the local level up to the Governor's office until the ASLD Commissioner was replaced and the new Commissioner began issuing exploration permits. At the time we had a much smaller land position and struggled to obtain financing, but we fought our way through and drilled the first four potash holes in the Holbrook Basin in more than forty years. As the per tonne price of potash came down from its 2008 spike we didn't retreat, but looked for ways to advance the project, such as consolidating the holdings of four junior exploration companies who were retreating from the Basin. At the same time we were able to sign agreements with the goal of working towards the purchase of two major surface and mineral estates known as the Twin Buttes Ranch and the Fitzgerald Ranch, and formed two cooperative arrangements with the Hopi Tribe and HNZ Potash, LLC. By the middle of 2011 we had built the most extensive land package in the Holbrook Basin. In addition to our land acquisitions, Passport has been the most active developer to date with extensive drilling and geophysical work programs.

The big potash news in 2013 was the July 31 announcement from Uralkali that it would be exiting from the sales organization with Belaruskali and pursuing a volume over price strategy for potash sales. The announcement by Uralkali had reverberations throughout the industry and led to a 25% global potash price reduction. Passport responded quickly to Uralkali's announcement with a news release on the same day (http://www.passportpotash.com/news-2013/116-passport-potash-issues-statement-on-uralkali-announcement.html), where we offered the opinion that there is still opportunity for good projects, with good management and excellent fundamentals. As a company we maintain that this is still true and that the Holbrook Basin is one of those projects, and is indeed the best greenfield project in the world today.

While the Holbrook Basin's competitive advantages are abundantly clear to all of those familiar with the project, Passport's main advantage has been the continued support by those involved with the project. We have had continued support from shareholders and debenture holders throughout the development process. During the course of the development of this project we have seen unprecedented support from the local communities of Navajo County, Apache County, Holbrook, Snowflake, Joseph City, Winslow, Saint Johns, Eager, Springerville, Show Low, and many others. The Board of Directors, management team, advisors, and consultants alike have continued to fight for the success of this project and have committed to do so going forward.

Like many of our peers we have been forced to take a number of strategic actions, which are listed below, that we believe give us the flexibility to quickly respond to any funding or partnership opportunities.

Corporate Actions

    Convertible Debenture. In February, 2013 the Company announced a non-brokered private placement of one year convertible debentures

    Debenture Amendment and Share Consolidation. The Company amended the 2013 convertible debenture agreement and completed a 2:1 share consolidation on March 13, 2014. The share consolidation was done in conjunction with the debenture amendment.

    Debt Settlement. On February 7, 2014 the Company reach an agreement with creditors to settle indebtedness in the aggregate amount of $1,522,560.91 by issuing 27,682,926 common shares of the Company at a deemed price of $0.055 per share.

    Board Changes. On March 4, 2014 the board of directors unanimously voted to decrease the size of its board to 5 members, and accepted the resignations of Dennis Ickes, Jerry Aiken, Bill Allred and Laara Shaffer. Concurrently, Frank Hoegel was announced as an independent director, and Vice Chairman of the board. The present board is comprised of the following:

      David Salisbury, Chairman;

      Frank Hoegel, Vice Chairman;

      Joshua Bleak;

      John Eckersley; and

      Ali Rahimtula.

    On June 6, 2013 the Company announced the hiring of Michael Schlumpberger, a 27 year potash mining veteran, as its new Chief Operating Officer. Mr. Schlumpberger's first duties were primarily overseeing the production of pre-feasibility and feasibility reports.

    Management Changes. Laara Shaffer resigned as Chief Financial Officer and Corporate Secretary. Former board member, Bill Allred, took Ms. Shaffer's place as CFO. The current officers of Passport are as follows:

      Joshua Bleak, President and CEO;

      Michael Schlumpberger, COO;

      Bill Allred, CFO; and

      John Eckersley, Executive Vice President.

2013/2014 Fiscal Year Milestones

  PEA. (3/13/13). Further to our news release on March 13, 2013, the Company was thrilled to receive a very positive Preliminary Economic Assessment at the beginning of March. In the PEA, ERCOSPLAN identified a mine life of 26 years with 2.5 MTPA production of MOP at a cost of $114 per tonne KCl.

  Hopi Drilling. (4/25/13). As a part of the Joint Exploration Agreement with the Hopi tribe, the Company completed the first phase of its drilling program on Hopi property

    New ASLD Permits. (5/30/13). The Company received approval for 9 new exploration permits on ASLD lands, which had previously been closed to development. Receiving these permits answered a lingering question on how the ASLD would dispose of its "closure sections".

    Mineral Lease Applications. (5/31/13) The Company applied for mineral leases for the exploration permits on ASLD trust land and submitted a Mineral Development Report

    Geotechnical Drilling. (7/3/13) The Company completed drilling on two geotechnical core holes, whose results will be used to investigate the soil and rock mechanics to help determine mine design criteria.

    Real Estate and Mineral Appraisal. (3/7/14) The Company received a positive mineral appraisal report from the ASLD for its mineral lease application.

    Feasibility Studies. We continue to conduct feasibility work that is required to move the project forward. However, due to the challenging investment environment, the Company has been unable to secure the funds necessary to complete the feasibility studies. For the reasons indicated in the beginning of this letter we feel encouraged that financing sources are becoming more open to potash investment. Until we have a major financing commitment, it is impossible for the Company to give a new timeline for the feasibility studies.

Is Passport Potash finished? Not even close. Is it going to be easy? No, but then it never has been. We will continue to fight for this project because we believe in it. We feel a sense of responsibility to the people in the communities that surround this project, whose lives will be blessed when this mine is built. We also feel a sense of responsibility to the shareholders who have stuck with us through thick and thin, and know that we will ultimately build real value for them. It has also become abundantly clear that the world needs sources of this valuable commodity outside of the grasp of the cartels who have manipulated the potash market for their own benefit for too long.

Sincerely

Passport Potash Inc.

About the Holbrook Potash Project

Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 127,000 acres.  Passport has also entered into a joint exploration agreement with the Hopi Indian Tribe to work toward developing about 13,000 acres of contiguous privately held Hopi land.

On behalf of the Board of Directors

PASSPORT POTASH INC.

Joshua Bleak, President

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:
United States
Passport Potash Inc.
Ken Bond
480-288-6530, ext. 411
hkbond@passportpotash.com

Canada
Passport Potash Inc.
Clive Mostert
780-920-5044
cmostert@passportpotash.com

www.passportpotash.com

Safe Harbor Statement

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS". STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE.

EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH MINERAL EXPLORATION AND FUNDING AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL AND QUARTERLY REPORTS ON FORM 10-K OR FORM 10-Q AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS EXPLORATION AND DEVELOPMENT ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S EXPLORATION EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. NONE OF FINRA, THE SEC NOR THE BRITISH COLUMBIA SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.